    As filed with the Securities and Exchange Commission on August 4, 1999.
                                                     Registration No. 000-22351
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                       --------------------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  -------------------------------------------

                                FIRSTQUOTE INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                  Delaware                            98-0162893
      --------------------------------        --------------------------
        (State or other jurisdiction                (IRS Employer
      of incorporation or organization)           Identification No.)


         12 Avenue des Morgines, 1213 Petit Lancy, Geneva, Switzerland
         -------------------------------------------------------------
             (Address of Principal Executive Offices)  (Zip Code)


                    FIRSTQUOTE INC. 1997 STOCK OPTION PLAN
              ---------------------------------------------------
                           (Full title of the plan)


                                 Neil Gibbons
                            12 Avenue Des Morgines
                               1213 Petit Lancy
                              Geneva, Switzerland
                   -----------------------------------------
                    (Name and address of agent for service)


                                 4122 879-0879
                   ----------------------------------------
         (Telephone number, including area code, of agent for service)


                        Calculation of Registration Fee

--------------------------------------------------------------------------------------------------
Title of securities   Amount to be        Proposed maximum    Proposed maximum    Amount of
to be registered      registered          offering price      aggregate           registration fee
                                          per unit            offering price
--------------------------------------------------------------------------------------------------
Common Stock,         1,150,000 shs.(2)       $6.47(1)            $7,440,500          $2,069
$.001 par value
--------------------------------------------------------------------------------------------------

(1) In accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, we computed the registration fee on 1,150,000 shares of our common stock underlying options based upon the average of the high and low prices for our common stock on July 28, 1999.

(2) Pursuant to Rule 416, we are also registering the additional shares that may become issuable pursuant to anti-dilution provisions of the various options.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


                                FIRSTQUOTE INC.

                                 Common Stock

                      --------------------------------------

                      FIRSTQUOTE INC. 1997 STOCK OPTION PLAN

                      --------------------------------------

               1,150,000 Shares of Common Stock, $.001 Par Value


     This Prospectus relates to shares of our common stock ($.001 par value per share) which we may issue from time to time to our employees, officers, directors, consultants and independent contractors upon their exercise of stock options granted to them under our 1997 Stock Option Plan ("Plan"). The purchase price of the shares of common stock issued upon exercise of options granted under our Plan will be determined from time to time based upon the market price of the common stock in accordance with the terms of our Plan. We suggest that you retain this Prospectus for further reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                      --------------------------------------


This Prospectus only covers the sale of those shares purchased upon the exercise of stock options granted under our Plan. This Prospectus does not cover the resales of those shares. However, persons ordinarily may publicly resell the shares of common stock acquired hereunder without registration under the Securities Act of 1933, as amended (the "Act"). Our affiliates, however, may not publicly resell shares acquired hereunder without compliance with Rule 144 promulgated under the Act or registration under the Act.


                      --------------------------------------

                The date of this Prospectus is August 3, 1999.

                                 TABLE OF CONTENTS

                                                                            PAGE

THE COMPANY...............................................................     1
-----------

INFORMATION ABOUT OUR 1997 STOCK OPTION PLAN..............................     1
--------------------------------------------
     Introduction.........................................................     1
     General Purpose......................................................     1
     ERISA................................................................     1
     Shares Available.....................................................     1
     Administration.......................................................     2
     Eligibility..........................................................     2
     Grant of Options.....................................................     2
     Exercise of Options..................................................     2
     Nontransferability...................................................     3
     Termination of Employment............................................     3
     Death or Disability..................................................     3
     Duration, Amendment and Termination..................................     3
     Options Outstanding..................................................     3

INCOME TAX CONSEQUENCES...................................................     4
-----------------------
     US Federal Law.......................................................     4
     German Law...........................................................     6
     Swiss Law............................................................     6

RESTRICTIONS ON RESALE....................................................     6
----------------------

LEGAL MATTERS.............................................................     6
-------------

EXPERTS...................................................................     7
-------

AVAILABLE INFORMATION.....................................................     7
---------------------

                                    PART I

Item 1.  Plan Information

                                 THE COMPANY
                                 -----------

     We were incorporated in the State of Delaware in July 1996 under the name Virtual Telecom, Inc. In April 1999, we changed our name to FirstQuote Inc. Our executive offices are located at 12 Avenue des Morgines, 1213 Petit Lancy, Geneva, Switzerland; telephone (4122) 879-0879.

                    INFORMATION ABOUT OUR STOCK OPTION PLAN
                    ---------------------------------------

Introduction

     Set forth below is a summary of our Second Amended and Restated 1997 Stock Option Plan (the "Plan"), which highlights the principal features of that plan. In addition to our Plan, we have also entered into stock option agreements with each of the individuals who have been granted options. You may obtain a copy of the Plan and the form of the stock option agreements by writing or calling our Chief Executive Officer at the address and phone number listed above.

General Purpose

     Our Board of Directors adopted our 1997 Stock Option Plan on April 28, 1997. On March 19, 1998, our Board of Directors approved our Amended and Restated 1997 Stock Option Plan for purposes of (i) increasing the number of authorized shares of common stock from 500,000 shares to 750,000 shares, and
(ii) providing for a minimum vesting period of 12 months on all options granted under the Plan. On December 7, 1998, our Board of Directors adopted the Second Amended and Restated 1997 Stock Option Plan for purposes of increasing the number of authorized shares of common stock from 750,000 shares to 1,150,000 shares. The purpose of the Plan is to provide our officers, directors, employees, consultants and independent contractors added incentive for high levels of performance and unusual efforts to increase our earnings. The Plan provides these individuals with an opportunity to acquire, maintain and increase a proprietary interest in our success. The Plan also encourages those employees to continue their employment with us. We are permitted to grant two different types of options under the Plan, incentive stock options ("ISO's") under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NSO's"). Both of these types of options are discussed in greater detail below.

ERISA

     The Plan is not an "employee pension benefit plan" as defined in Section 3(2) of the U.S. Employee Retirement Income Security Act ("ERISA") and is not qualified as a profit sharing plan as described in Section 401 of the Code.

Shares Available

     We have reserved a total of 1,150,000 shares of common stock for issuance under the Plan. These shares may include authorized but unissued shares or shares we reacquired at any time.

    If a person fails to exercise an option granted under the Plan before it expires or if an option terminates for any reason, we will be able to use the shares which are subject to that option to grant further options under the Plan.

    The number of shares of common stock reserved for issuance under the Plan is subject to equitable adjustments for any recapitalizations, mergers, consolidations, stock dividends, split-ups, combinations, exchanges or any other similar changes which may be required to prevent dilution. Similarly, our Stock Option Committee, which administers the Plan, in its sole discretion, may adjust the number of shares a selected person is permitted to acquire if an increase or decrease in the amount of outstanding capital stock occurs prior to that person's exercise of an option granted pursuant to the Plan.

Administration

     The Plan is administered by our Stock Option Committee ("Committee"), which consists of our Board of Directors. The Committee members act in the capacity of plan administrators. The Committee has the authority to determine who will be granted options and the time or times those selected persons will be granted and may exercise all or any part of those options, provided, however, that the Plan provides for a minimum vesting period of 12 months on all options granted under the Plan. The Committee also determines the number of shares to be subject to each option, the purchase price of the shares of common stock covered by each option and the method of payment of such price. The Committee also has the authority to construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and prescribe, amend and rescind rules and regulations relating to administration of the Plan.

Eligibility

     Only our officers, employees and directors who are also our employees or employees of any of our subsidiaries are eligible to receive grants of ISO's. Our officers, employees and directors (whether or not they are also employees) as well as our consultants, independent contractors or our other service providers are eligible to receive grants of NSO's.

     The Committee may consider any factors it believes will accomplish the purpose of the Plan when it determines (i) the number of shares to be covered by each option, (ii) the purchase price for such shares and the method of payment of such price, (iii) the individuals who will receive options, (iv) the terms and provisions of the option agreements, and (v) the times at which such options shall be granted.

Grant of Options

     The exercise price for the options granted under the Plan is specified in each stock option agreement. The Plan does not specify any maximum or minimum amount of options which may be granted to any person. However, the Code states that ISO's may not be granted if the sum of (i) aggregate fair market value (determined at the time the ISO's are granted) of the stock subject to all stock options we granted under the Plan which are first exercisable during the same calendar year plus (ii) the aggregate fair market value (determined at the time the options are granted) of all stock subject to all other incentive stock options we granted to such optionee which are exercisable for the first time during such calendar year, exceeds $100,000.

     Options may be exercised for a term up to ten (10) years from the date it is granted. However, if a person owns more than 10% of the total combined voting power of all classes of our stock or the stock of our subsidiaries, that person's options must expire no later than five (5) years after the date it is granted.

Exercise of Options

     ISO's
     -----

     The Committee shall determine the exercise price for each share which an optionee is entitled to purchase under an ISO. The minimum exercise price for an ISO shall be the fair market value per share on the date we grant the ISO.

     For those persons who own more than ten percent (10%) of the total combined voting power of all classes of our stock, including the stock of our subsidiaries, the minimum exercise price for an ISO shall be one hundred ten percent (110%) of the fair market value per share of common stock on the date we grant the ISO.

     NSO's
     -----

     The Committee shall determine the exercise price for each share which an optionee is entitled to purchase under an NSO. The minimum exercise price for an NSO shall be eighty-five percent (85%) of the fair market value per share on the date we grant the NSO.

     For both ISO's and NSO's, the Committee determines the fair market value of the shares.

     The Committee shall also determine the consideration and the method of payment of the shares issued upon exercise of an option. The consideration may consist of cash, shares of our common stock or such other consideration and method of payment for the shares as may be permitted under applicable state and federal laws.

Nontransferability

     A person who receives options under the Plan may not transfer those options during his lifetime. A person who receives options may transfer those options after his death by will or under the laws of descent and distribution.

Termination of Employment

     If an employee who has received options ceases to be employed by, or ceases to have a relationship with us or any of our subsidiaries for any reason other than death, disability or cause, all options granted under the Plan will terminate not later than three (3) months thereafter. If we have terminated his employment with us or any of our subsidiaries for cause, all options granted to him shall expire immediately. However, the Committee may, in its sole discretion, waive the expiration of the Option within thirty (30) days of his termination.

Death or Disability

     If a holder of options dies or becomes disabled (as defined in Section 22(e)(3) of the Code) he (or his descendants) shall have one year to purchase all or any part of the shares of common stock he was entitled to purchase on the date his employment terminated due to his death or disability. In no case, however, may the option holder exercise options more than ten (10) years after the date the options were granted.

Duration, Amendment and Termination

     Unless previously terminated, the Plan will terminate on April 28, 2007. No options may be granted after that date under the Plan. (Options granted before the Plan terminates but exercisable afterwards will not be affected). The Committee may at any time and from time to time modify, amend, suspend or terminate the Plan. However, the Committee may not:

  . increase the maximum number of shares which may be purchased pursuant to options granted under the Plan, either in the aggregate or by an option holder, except in limited circumstances;

  .  change the designation of the class of employees eligible to receive ISO's

  .  extend the term of the Plan or the maximum option period under the Plan

  .  decrease the minimum ISO exercise price; or

  . cause ISO's issued under the Plan to fail to meet the requirements of incentive stock options under Section 422 of the Code.

An option holder must consent to any amendment of the Plan which would adversely affect his rights as an option holder.

Options Outstanding

     As of August 3, 1999, we have granted under the Plan options to purchase a total of 655,000 shares of common stock, all at an exercise prices of $2.00 per share, to our employees, officers, directors and consultants

                            INCOME TAX CONSEQUENCES
                            -----------------------

     This section of the Prospectus contains a discussion regarding the income tax consequences of the Plan under US Federal, German and Swiss law. This discussion is intended only as a broad discussion of the general rules under income tax laws in these jurisdictions applicable to the grant and exercise of options and the acquisition and disposition of common stock acquired pursuant to the exercise of options. Specific situations may be subject to different rules and may result in different tax consequences. You are strongly urged to consult your tax advisor with specific reference to your tax situation.

US Federal Law

     ISO's Under the Plan
     --------------------

          Grant and Exercise of ISO's. In general, an optionee realizes no income upon the grant of Plan ISO's (assuming these options qualified as "incentive stock options" under the Code when they were granted) or upon the exercise of ISO's. But see, "Alternative Minimum Tax," below. The amount paid by the optionee for the common stock received pursuant to the exercise of ISO's will generally constitute his or her basis (or cost) for tax purposes. The holding period for such common stock generally begins on the date the optionee exercises ISO's. See below for a discussion of the exceptions to these general rules when the optionee uses previously acquired stock of the Company to exercise ISO's.

          Alternative Minimum Tax. Although no current taxable income is realized upon the exercise of ISO's, Section 56(b)(3) of the Code provides that the excess of the fair market value on the date of exercise of the common stock acquired pursuant to such exercise over the option price is an item of tax adjustment. As such, the exercise of ISO's may result in the optionee being subject to the "Alternative Minimum Tax" for the year ISO's are exercised. The "Alternative Minimum Tax" is calculated on a taxpayer's adjusted gross income, subject to special adjustments, plus specified items of tax preference minus specified itemized deductions. The resulting amount is the alternative minimum taxable income.

     If the shares are disposed of in a "disqualifying disposition" -- that is, within one year of exercise or two years from the date of the option grant -- in the year in which the ISO is exercised, the maximum amount that will be included as Alternative Minimum Tax income is the gain on the disposition of the ISO stock. In the event there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition will not be considered income for Alternative Minimum Tax purposes. In addition, the basis of the ISO stock for determining gain or loss for Alternative Minimum Tax purposes will be the exercise price for the ISO stock increased by the amount that Alternative Minimum Tax income was increased due to the earlier exercise of the ISO. Alternative Minimum Tax incurred by reason of the exercise of the ISO does not result, for regular income tax purposes, in an increase in basis of the shares acquired upon exercise. The alternative minimum tax attributable to the exercise of an ISO may be applied as a credit against regular tax liability in a subsequent year, subject to certain limitations. The gain recognized upon a sale or exchange of shares acquired through the exercise of the ISO's will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the ISO was exercised.

     The application of the Alternative Minimum Tax for each optionee will depend on such optionee's total income and deductions for the year of exercise. As such, the extent to which, if any, the tax adjustment item generated by the exercise of ISO's in conjunction with any other tax adjustment items or alternative minimum tax adjustments may result in an Alternative Minimum Tax liability for any optionee cannot be determined. Accordingly, each optionee should consult his or her own tax counsel to determine the potential impact of the Alternative Minimum Tax on his or her exercise of ISO's.

          Employment and Holding Requirements of ISO's. The Code requires that the optionee remain an employee of the Company or its subsidiaries at all times during the period beginning on the date that the ISO's are granted and ending on the day three (3) months (or one (1) year in the case of permanent and total disability) before the date that each ISO is exercised. Under the Plan, upon termination of employment for any reason other than cause, disability or death the options terminate three (3) months after the termination date unless by their terms the options terminate earlier. If termination occurs as a result of disability or death, the options will expire one (1) year after such termination unless they expire before that date by their terms. Therefore, if the options constituted incentive stock options at grant, permissible exercises after termination automatically meet the employment requirements.

     In order for an optionee exercising ISO's to qualify for the income tax free treatment set forth in the preceding section such optionee must not dispose of the common stock acquired pursuant to the exercise of ISO's within two (2) years from the date the ISO's were granted, nor within one (1) year after the exercise of the ISO's. If the optionee meets these employment and holding requirements, any future gain or loss realized and recognized from the sale or exchange of the common stock should be long-term capital gain or loss, if the stock is held as a capital asset. If the optionee disposes of the shares of common stock acquired upon exercise of an ISO within two years from the granting of options or one year after the exercise of options (collectively, an "early disposition"), any gain will constitute, in the year of disposition, ordinary compensation income to the extent of the excess of the fair market value of the common stock on its acquisition date over the price paid for it by the optionee. Any additional gain will be treated as capital gain. If the optionee disposes of the shares of common stock at a loss, such loss will be a capital loss.

     For purposes of this section, the transfer of common stock by reason of the optionee's death does not constitute a disposition of the common stock. In addition, the transferee of the common stock is not subject to the holding and employment requirements.

     If the Recipient disposes of options instead of exercising them, the incentive stock option rules discussed herein have no application. The recipient-transferor will recognize either long or short-term capital gain or loss and the purchaser will not be subject to any of these rules.

     NSO's Under the Plan
     --------------------

     In general, an optionee who receives an NSO realizes income either at the date of grant or at the date of exercise, but not at both. Unless the NSO has a "readily ascertainable fair market value" at the date of grant, the optionee recognizes no income on the date of grant and the compensatory aspects are held open until the NSO is exercised. In this case, upon exercise, the optionee will have compensation income to the extent of the difference between the fair market value of the stock at the time of exercise and the exercise price paid by the optionee.

     An NSO is deemed to have a "readily ascertainable fair market value" if (a) the NSO's are actively traded on an established market or (b) the fair market value can be measured with reasonable accuracy which means that (i) the NSO's are transferable, (ii) the NSO's are exercisable immediately in full, (iii) the NSO's and underlying stock are not subject to restrictions which have a significant effect on the NSO's value and (iv) the fair market value of the "option privilege" is readily ascertainable.

     Exercise of Options Through Use of Previously Acquired Common Stock of the
     --------------------------------------------------------------------------
     Company
     -------

     Under the Plan, in some circumstances an optionee may be allowed to use previously acquired common stock to exercise both ISO's and NSO's. Such previously acquired common stock may include common stock acquired pursuant to an earlier partial exercise of options. Generally the Internal Revenue Service (the "Service") recognizes that an exchange of common stock for other common stock does not constitute a taxable disposition of any shares of common stock. The Service treats such exchanges as two transactions. First, to the extent of the number of previously acquired shares of common stock, a share for share exchange occurs with each new share of common stock ("Carryover shares") succeeding to the cost basis and holding period of the old shares of common stock. Second, the remaining new shares of common stock are deemed acquired at a zero cost with their holding period commencing on the date of acquisition ("Noncarryover shares").

     The foregoing rules generally apply to the use of previously acquired common stock to acquire common stock under the Plan. An optionee may use common stock owned at the date options are exercised to acquire common stock upon exercise of the options. However, despite a "carryover" holding period, all of the new shares of common stock are still subject to the holding requirements discussed above. If optionee disposes of such common stock acquired pursuant to the exercises of ISO's before the later of two years from the granting or one year from exercise, an early disposition occurs first to the extent of the Noncarryover shares and then to the extent of the Carryover shares.

     In addition, if an optionee uses common stock acquired through a previous partial exercise of options ("First Stock") to acquire new common stock through an exercise of options ("Second Stock") before the First Stock has met the above holding requirements, the First Stock will be treated as having been disposed of in an early disposition. Therefore, the optionee will have to recognize ordinary compensation to the excess of the fair market value of the First Stock on its acquisition dates over its price paid. Despite the early disposition, any excess gain is not recognized, but is deferred and carried over to the Second Stock. If the First Stock is used to acquire other common stock which is not subject to either the Plan, no early disposition will generally occur and the tax free exchange rules may apply.

German Law

     Both ISOs and NSOs receive the same tax treatment under German law. In either case, the holder of the option does not realize income upon the issuance of the option. However, upon the exercise of the option, the holder realizes ordinary income, taxable at full rates, on the difference between the option price and the market price on the date of exercise. Under German law, capital gains on stock are tax-free if the investment has been held for at least 6 months. Accordingly, after incurring the initial tax burden upon exercise of their options, option holders do not incur additional taxation on future gains realized from share exchanges, assuming the requisite holding period is met.

Swiss Law

     Stock options are covered by Federal Tax Administration Circular Letters of November 8, 1973, May 19, 1990, and April 30, 1997. Under Swiss law, the grant of options under the Plan produces taxable income, so-called up-front taxation. In determining the taxable base, in the absence of any restrictions in the Plan, Swiss federal taxation will treat as taxable income the fair value of the option based on a calculation of the difference between the fair market value of the common shares underlying the options on the date of grant and the exercise price of the options. However, the exercise of the option does not produce taxable income to the employee. Accordingly, if the exercise price of the options is below fair market value on the date of grant, the employee bears a risk of incurring tax at the moment of the issuance of the option, and then having no deduction or credit should the shares either decline in value after exercise of the option or before exercise of the option, in which case the options would not be exercised.

     Note that for Swiss residents, state income taxation is also applied. The particular state tax implications should be verified by each optionee on an individual basis.


                            RESTRICTIONS ON RESALE
                            ----------------------

     We are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. Section 16(b) allows us to recover any profit realized by any of our officers or directors from any purchase and sale, or sale and purchase, of our common stock within any period of less than six months. Further, our affiliates who acquire shares of our common stock pursuant to an option described in this prospectus will not be able to rely on this prospectus to resell those shares. Accordingly, our affiliates who exercise options must insure that the resale of their shares complies with an available exemption from the registration provisions of the Federal securities law, such as Rule 144 under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS
                                 -------------

  Our corporate attorneys, Oppenheimer Wolff & Donnelly LLP, Newport Beach, California, will issue an opinion about the legality of the offered securities for us.

                                 EXPERTS
                                 -------

  Arthur Andersen LLP, independent public accountants, audited our financial statements and schedules as of December 31, 1998 and 1997 and for the fiscal years ended December 31, 1998 and 1997, which are incorporated by reference in this prospectus. These documents are incorporated by reference herein in reliance upon their authority as experts in accounting and auditing.

Item 2.  Registrant Information and Employee Plan Annual Information


                                 AVAILABLE INFORMATION
                                 ---------------------

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's offices located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which we have filed with the SEC under the Act, to which reference is hereby made.

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) the Securities Exchange Act of 1934:

  1. The Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1998

  2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.


  You may request a copy of these filings at no cost by writing or telephoning us at the following address: Mark Benn, Chief Financial Officer, 12 Avenue des Morgines, 1213 Petit Lancy, Geneva, Switzerland; (4122) 879-0879.



Item 4.  Description of Securities.

  Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

  Inapplicable.


Item 6.  Indemnification of Directors and Officers.

  Delaware Statutes
  -----------------

  Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

  "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner hereasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (Last amended by Ch.261,L.'94,eff.7-1-94.)"

Certificate of Incorporation
----------------------------

  The Company's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. The Company's Bylaws also contain a provision for the indemnification of the Company's directors (see "Indemnification of Directors and Officers - Bylaws" below).


Bylaws
------

  The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

  "7.1  Authorization For Indemnification.  The Corporation may indemnify, in
        ---------------------------------
the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

  7.2  Advance of Expenses.  Costs and expenses (including attorneys' fees)
       -------------------
incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

  7.3  Insurance.  The Corporation may purchase and maintain insurance on behalf
       ---------
of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

  7.4  Non-exclusivity.  The right of indemnity and advancement of expenses
       ---------------
provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

Indemnity Agreements
--------------------

  The Company's Bylaws provide that the Company may indemnify directors, officers, employees or agents to the fullest extent permitted by law and the Company has agreed to provide such indemnification to its directors pursuant to written indemnity agreements.



Item 7.  Exemption from Registration Claimed.

  Inapplicable.


Item 8.  Exhibits.

Exhibit Number       Description
--------------       -----------

5.1 Opinion of Oppenheimer Wolff & Donnelly LLP re: legality of shares.
10.16            Second Amended and Restated FirstQuote Inc. 1997 Stock Option
                 Plan
23.1             Consent of Oppenheimer Wolff & Donnelly LLP (filed as Exhibit
                 5.1 herein).
23.2             Consent of Arthur Andersen LLP


Item 9.  Undertakings.

          A. The undersigned registrant hereby undertakes to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

The Registrant
--------------

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 29, 1999.


                                   FIRSTQUOTE INC.
                                   a Delaware corporation


                                   By: /s/ Neil Gibbons
                                      ----------------------------
                                      Neil Gibbons, President,
                                      Chief Executive Officer and Director


                                   By: /s/ Mark Benn
                                      ----------------------------
                                      Mark Benn
                                      Chief Financial Officer
                                      (Principal Financial and
                                       Accounting Officer)


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                              Title                                    Date
         ---------                              -----                                    ----
/s/ Neil G. Gibbons
------------------------------         President and Chief Executive                July 29, 1999
       Neil G. Gibbons                    Officer and Director

/s/ Daniel Huber
------------------------------         Vice President and Director                  July 29, 1999
       Daniel Huber

------------------------------                    Director                          July __, 1999
       Stuart Townsend

/s/ William Cordeiro
------------------------------                    Director                          July 29, 1999
       William Cordeiro

/s/ Bryan Wood
------------------------------                    Director                          July 29, 1999
       Bryan Wood

/s/ Frank Verschoor
------------------------------                    Director                          July 29, 1999
       Frank Verschoor

------------------------------                    Director                          July __, 1999
       Paul Goossens